Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-102383 on Form S-8 of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of Bank of Granite Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2008.

/s/ Dixon Hughes PLLC
Dixon Hughes PLLC
Charlotte, North Carolina
June 26, 2009